Exhibit 99.1

Sutro Biopharma Reports Second Quarter 2021 Financial Results,

Business Highlights and Anticipated Second Half 2021 Milestones

-	- Additional follow-up data on STRO-002 from the Phase 1 dose-escalation cohort were presented at ASCO June 2021; enrollment for the Phase 1 dose-expansion cohort is ongoing
-	Milestone payment earned from Merck for initiation of IND-enabling study and from EMD Serono for Phase 1 patient enrollment achievement
-	Cash, cash equivalents and marketable securities of $283.4 million as of June 30, 2021 and projected cash runway into the second half of 2023

SOUTH SAN FRANCISCO, Calif., August 9, 2021 – Sutro Biopharma, Inc. (NASDAQ: STRO), a clinical-stage drug discovery, development and manufacturing company focused on the application of precise protein engineering and rational design to create next-generation cancer and autoimmune therapeutics, today reported its financial results for the quarter ended June 30, 2021, its recent business highlights, and provided a preview of anticipated selected milestones in the second half of 2021.

“Additional follow-up data from our STRO-002 dose-escalation data were presented at ASCO and these data continue to demonstrate meaningful clinical benefit for women with advanced ovarian cancer. Enrollment in the dose-expansion cohort is ongoing and we look forward to providing an update later this year,” said Bill Newell, Sutro’s Chief Executive Officer. “Our ADC collaborations with Bristol Myers Squibb and EMD Serono continue to make progress in the clinic. We are also encouraged by the strength of the Merck cytokine collaboration, with the first product candidate in IND-enabling studies and additional potential product candidates under development. These high-value partnerships add to the breadth of Sutro’s accomplishments in developing novel therapeutics to expand much-needed treatment options for cancer patients.”

Recent Business Highlights and Anticipated Second Half 2021 Milestones

STRO-002, FolRα-Targeting ADC: Enrollment continues in the Phase 1 dose-expansion cohort for patients with advanced ovarian cancer.

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The dose-escalation cohort of the Phase 1 trial completed enrollment as of August 31, 2020, and updated data were reported in May 2021 and presented as a poster at the American Society of Clinical Oncology (ASCO) Virtual Annual Meeting in June 2021.

•	The enrollment for the dose-expansion cohort of the Phase 1 trial is ongoing, with additional sites activated in the US and a CTA approved to initiate the study in Spain.
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Sutro is expected to report initial data for the dose-expansion cohort in the second half of 2021; the data are expected to inform regulatory interactions and registration strategy as well as enable the identification of the broadest patient population that may benefit from STRO‑002.

STRO-001, CD74-Targeting ADC: Enrollment is ongoing in the Phase 1 dose-escalation for patients with B-cell malignancies, including patients with lymphoma and multiple myeloma.

STRO-003: Preclinical development is underway and a product candidate is expected to be unveiled in the second half of 2021.

Merck Collaboration: First product candidate is in IND-enabling studies.

•	In April 2021, Merck initiated IND-enabling toxicology studies for the first program under the July 2018 cytokine derivatives collaboration, for which Sutro earned a $15 million milestone payment.
•	Additionally, research on the second cytokine derivative program is continuing.

BMS Collaboration: Phase 1 trial for CC-99712, BCMA-targeting ADC for patients with multiple myeloma, is ongoing.

EMD Serono Collaboration: Phase 1 trial for M1231, a first-in-class bispecific ADC targeting MUC1–EGFR for development in solid tumors, is ongoing.

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Merck KGaA, EMD Serono (EMD Serono) began enrolling patients in the first quarter of 2021 in the dose-escalation portion of a Phase 1 trial of M1231 for treatment of metastatic solid tumors, including non-small cell lung cancer (NSCLC) and esophageal squamous cell carcinoma.

•	Sutro earned a milestone payment based on a patient enrollment achievement in the M1231 in the second quarter of 2021.

Vaxcyte Relationship: Partnership with Vaxcyte is exploring the potential of conjugated vaccines utilizing the power of Sutro's cell-free technology.

Leadership Updates: Sutro continues to strengthen leadership through the addition of a Chief Commercial Officer, promotion of a Chief Portfolio Strategy & Alliance Officer, and additions to the Scientific Advisory Board.

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Jane Chung joins the company as the Chief Commercial Officer and will provide patient, provider, thought leader and reimbursement insights as Sutro’s clinical programs advance. Ms. Chung has more than 20 years of pharmaceutical and biotechnology experience, having most recently served as President of AstraZeneca Canada, as well as previous roles at Onyx Pharmaceuticals and Genentech, and is a registered pharmacist.

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Nicki Vasquez, Ph.D., has been promoted to Chief Portfolio Strategy & Alliance Officer and will provide continued support of portfolio strategy development, execution, and alliance leadership. Dr. Vasquez has led Alliance and Portfolio Management since 2015. Prior to Sutro, she was VP of Program & Portfolio Management at StemCells, Inc. and was previously at Elan Pharmaceuticals. Dr. Vasquez obtained her doctoral degree in immunology from the University of California, San Diego, and received her post-doctoral training at Genentech.

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Robert Abraham, Ph.D., joined the Sutro Scientific Advisory Board in July 2021. Dr. Abraham is currently Chief Scientific Officer at Vividion Therapeutics and also an Adjunct Professor in Pharmacology at the University of California, San Diego, and is at the Sanford Burnham Prebys Medical Discovery Institute. Previously, he was Senior Vice President and Group Leader of the Oncology R&D Group at Pfizer.

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Stanley R. Frankel, M.D., joined the Sutro Scientific Advisory Board in June 2021. Dr. Frankel is currently Chief Medical Officer at Cytovia Therapeutics and is also an Adjunct Associate Professor of Medicine at the Vagelos College of Physicians and Surgeons at Columbia University, New York.

Second Quarter 2021 Financial Highlights

Cash, Cash Equivalents and Marketable Securities

As of June 30, 2021, Sutro had cash, cash equivalents and marketable securities of $283.4 million, as compared to $326.5 million as of December 31, 2020, with projected runway into the second half of 2023, based on current business plans and assumptions. This does not include the value associated with Sutro’s holdings of approximately 1.6 million shares of Vaxcyte common stock. As of June 30, 2021, the fair value of the Vaxcyte common stock held by Sutro was $35.3 million.

Unrealized Gain (Loss) from Decrease in Value of Vaxcyte Common Stock

The non-operating, unrealized gain of $4.3 million and unrealized loss of $6.4 million for the three and six months ended June 30, 2021 were due to the increase since March 31, 2021 and the decrease since December 31, 2020, respectively, in the estimated fair value of Sutro’s holdings of Vaxcyte common stock. Vaxcyte common stock held by Sutro will be remeasured at fair value based on the closing price of Vaxcyte’s common stock on the last trading day of each reporting period, with any non-operating, unrealized gains and losses recorded in Sutro’s statements of operations.

Revenue

Revenue was $28.0 million and $42.7 million for the three and six months ended June 30, 2021, respectively, compared to $9.5 million and $16.6 million for the same periods in 2020, related principally to the Merck, BMS, and EMD Serono collaborations. Future collaboration revenue from Merck, BMS, and EMD Serono, and from any future collaboration partners, will fluctuate as a result of the amount and timing of revenue recognition of upfront, milestones, and other collaboration agreement payments.

Operating Expenses

Total operating expenses for the three and six months ended June 30, 2021 were $37.9 million and $71.5 million, respectively, compared to $25.9 million and $52.2 million for the same periods in 2020, including non-cash stock-based compensation of $5.9 million and $3.0 million, and depreciation and amortization expense of $1.1 million and $1.1 million, in the three months ended June 30, 2021 and 2020, respectively. Total operating expenses for the three months ended June 30, 2021 were comprised of research and development expenses of $25.3 million and general and administrative expenses of $12.5 million, which are expected to increase in 2021 as Sutro’s internal product candidates advance in clinical development and additional general and administrative expenses are incurred as a public company.

About Sutro Biopharma

Sutro Biopharma, Inc., located in South San Francisco, is a clinical-stage drug discovery, development and manufacturing company. Using precise protein engineering and rational design, Sutro is advancing next-generation oncology therapeutics.

Sutro’s proprietary and integrated cell-free protein synthesis platform XpressCF® and site-specific conjugation platform XpressCF+™ led to the discovery of STRO-001 and STRO-002, Sutro’s first two internally-developed ADCs. STRO-001 is a CD74-targeting ADC currently being investigated in a Phase 1 clinical trial of patients with advanced B-cell malignancies, including multiple myeloma and non-Hodgkin lymphoma. STRO-001 was granted Orphan Drug Designation by the FDA for multiple myeloma in October 2018. STRO-002 is a folate receptor alpha (FolRα)-targeting ADC, currently being investigated in a Phase 1 clinical trial of patients with ovarian and endometrial cancers. A third product candidate, CC-99712 (BCMA-targeting ADC), which is part of Sutro’s collaboration with Bristol Myers Squibb (formerly Celgene Corporation), is enrolling patients for its Phase 1 clinical trial of patients with multiple myeloma and has received Orphan Drug Designation from the FDA for multiple myeloma. A fourth product candidate, M1231, (MUC1-EGFR, first-in-class bispecific ADC), which is part of Sutro’s collaboration with Merck KGaA, Darmstadt, Germany is enrolling patients for its Phase 1 clinical trial of patients with metastatic solid tumors, non-small cell lung cancer (NSCLC) and esophageal squamous cell carcinoma.  The four product candidates above being evaluated in clinical trials resulted from Sutro’s XpressCF® and XpressCF+™ technology platforms. Bristol Myers Squibb and Merck KGaA, Darmstadt, Germany have worldwide development and commercialization rights for CC-99712 and M1231, respectively, for which Sutro is entitled to milestone or contingent payments and tiered royalties.

Sutro is dedicated to transforming the lives of cancer patients by creating medicines with improved therapeutic profiles for areas of unmet need. To date, Sutro’s platform has led to cytokine-based immuno-oncology therapies, ADCs, vaccines and bispecific antibodies directed at precedented targets in clinical indications where the current standard of care is suboptimal.

The platform allows it to accelerate discovery and development of potential first-in-class and best-in-class molecules through rapid and systematic evaluation of protein structure-activity relationships to create optimized homogeneous product candidates.

In addition to developing its own oncology pipeline, Sutro is collaborating with select pharmaceutical and biotech companies to discover and develop novel, next-generation therapeutics. As the pace of clinical development accelerates, Sutro and its partners are developing therapeutics designed to more efficiently kill tumors without harming healthy cells.

Follow Sutro on Twitter, @Sutrobio, and at www.sutrobio.com to learn more about our passion for changing the future of oncology.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated preclinical and clinical development activities, timing of announcements of clinical results, potential benefits of the company’s product candidates and platform, potential future milestone and royalty payments, and potential market opportunities for the company’s product candidates. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, the company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, the impact of the COVID-19 pandemic on the Company’s business, clinical trial sites, supply chain and manufacturing facilities, the Company’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, the Company’s ability to fund development activities and achieve development goals, the Company’s ability to protect intellectual property, the value of the Company’s holdings of Vaxcyte common stock, and the Company’s commercial collaborations with third parties and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact

Annie J. Chang

Sutro Biopharma

(650) 801-5728

ajchang@sutrobio.com

Media Contact

Maggie Beller

Russo Partners

(646) 942-5631

Maggie.beller@russopartnersllc.com

Sutro Biopharma, Inc.

Selected Statements of Operations Financial Data

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues	$28,049	$9,469	$42,709	$16,621
Operating expenses
Research and development	25,309	17,243	47,871	34,862
General and administrative	12,545	8,643	23,652	17,356
Total operating expenses	37,854	25,886	71,523	52,218
Loss from operations	(9,805)	(16,417)	(28,814)	(35,597)
Interest income	175	384	372	1,025
Unrealized gain (loss) on equity securities	4,325	48,860	(6,364)	48,860
Interest and other expense, net	(847)	(2,955)	(1,705)	(4,011)
Net (loss) income	$(6,152)	$29,872	$(36,511)	$10,277
Net (loss) income per share, basic	$(0.13)	$1.00	$(0.79)	$0.39
Net (loss) income per share, diluted	$(0.13)	$0.94	$(0.79)	$0.36

Sutro Biopharma, Inc.

Selected Balance Sheet Financial Data

(Unaudited)

(In thousands)

	June 30,	December 31,
	2021 (1)	2020 (2)
Assets
Cash, cash equivalents and marketable securities	$283,430	$326,493
Investment in equity securities	35,280	41,644
Accounts receivable	9,160	5,559
Property and equipment, net	18,669	12,935
Other assets	13,249	7,480
Total Assets	$359,788	$394,111
Liabilities and Stockholders’ Equity
Accounts payable and other liabilities	$19,148	$16,815
Deferred revenue	8,321	20,703
Debt	24,819	24,545
Total liabilities	52,288	62,063
Total stockholders’ equity	307,500	332,048
Total Liabilities and Stockholders’ Equity	$359,788	$394,111

(1)

The condensed balance sheet as of June 30, 2021 was derived from the unaudited financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the Securities and Exchange Commission on August 9, 2021.

(2)

The condensed balance sheet as of December 31, 2020 was derived from the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 18, 2021.